EXHIBIT 21.1

RIBBON COMMUNICATIONS INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
ECI Telecom Inc.	Delaware
Edgewater Networks, Inc.	Delaware
Laurel Networks Holdings Corporation	Delaware
Network Equipment Technologies, Inc.	Delaware
Ribbon Communications International Inc.	Delaware
Ribbon Communications Federal Inc.	Delaware
Ribbon Communications Operating Company, Inc.	Delaware
Sonus Networks, Inc.	Delaware
GENBAND Inc.	Massachusetts
ECI de Argentina SA	Argentina
Ribbon Communications (Australia) Pty. Ltd.	Australia
Ribbon Communications Belgium SPRL	Belgium
ECI Telecom DO Brazil	Brazil
Ribbon Communications do Brasil Ltda	Brazil
Ribbon Communications Canada ULC	Canada
ECI Telecom Chile Ltda.	Chile
Ribbon Communications Shanghai Co., Ltd.	China
Sonus Networks (Shanghai)	China
Hangzhou ECI Telecommunication Co. Ltd.	China
ECI Telecom Sur America Lta.	Colombia
ECI Telecom Costa Rica S.A.	Costa Rica
Ribbon Communications Czech Republic s.r.o.	Czech Republic
ECI Telecom SAS	France
Ribbon Communications France EURL	France
ECI Telecom (GmbH)	Germany
Ribbon Communications Germany GmbH	Germany
ECI Telecom (HK) Ltd.	Hong Kong
GENBAND Telecommunications (Hong Kong) Ltd.	Hong Kong
Ribbon Communications Hong Kong Limited	Hong Kong
ECI Telecom India Private Limited	India
GENBAND Telecommunications Private Limited	India
Sonus Networks India Private Limited	India
Ribbon Communications International Limited	Ireland
Ribbon Communications Israel Limited	Israel
Enavis Networks Ltd.	Israel
ECI IT Ltd.	Israel
ECI Telecom 2000 Enterprise Ltd.	Israel

Lightscape Networks Ltd.	Israel
Ritbal Ltd.	Israel
ECI - Tadiran Syncoronous System Company (199) Ltd.	Israel
ECI Telecom Group Ltd.	Israel
ECI Telecom Ltd.	Israel
Negev Telecom Lt.	Israel
Inovia Telecom Ltd.	Israel
ECI WaveInno Ltd.	Israel
ECI Telecom - NGTS Ltd.	Israel
Ribbon Communications Italy SRL	Italy
Ribbon Communications K.K.	Japan
ECI Telecom Kenya Limited	Kenya
Ribbon Communications Malaysia Sdn. Bhd.	Malaysia
ECI de Mexico, S.A. de C.V.	Mexico
GENBAND Mexico, S. de R.L. de C.V.	Mexico
Westford Networks Mexico, S. De R.L. de C.V.	Mexico
GENBAND Canada B.V.	Netherlands
ECI Networks Solutions B.V.	Netherlands
ECI Telecom Holdings B.V.	Netherlands
GENBAND Netherlands B.V.	Netherlands
GENBAND NS B.V.	Netherlands
Ribbon Communications B.V.	Netherlands
ECI Telecom (PH), Inc.	Philippines
ECI Telekom Polska sp.z o.o.	Poland
ECI Telecom 2005 LLC	Russia
Ribbon Communications Rus Limited Liability Company	Russia
GENBAND Saudi Arabia Limited	Saudi Arabia
ECI Telecom (HK) Ltd. Singapore Branch	Singapore
Ribbon Communications Singapore Pte. Ltd.	Singapore
Ribbon Communications Spain SRL	Spain
Ribbon Communications Switzerland GmbH	Switzerland
Ribbon Networks Ltd. Co.	Taiwan
ECI Telecom Ukraine LLC	Ukraine
ECI Telecom (UK) Ltd	United Kingdom
N.E.T. Europe Ltd.	United Kingdom
Ribbon Communications UK Limited	United Kingdom
Sonus Networks Limited	United Kingdom